Exhibit 23.6

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

February 24, 2023

JPMorgan Chase & Co.
383 Madison Avenue
New York, New York 10179

JPMorgan Chase Financial Company LLC
383 Madison Avenue, Floor 5
New York, New York 10179

Ladies and Gentlemen:

JPMorgan Chase & Co., a Delaware corporation (the “Company”), and JPMorgan Chase Financial Company LLC, a Delaware limited liability company (the “JPMCFC”), are filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 in order to register under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, (i)(a) the Company’s Global Medium-Term Notes, Series E (the “Company Notes”), to be issued from time to time pursuant to the Indenture dated as of May 25, 2001 between the Company and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee, as supplemented by a First Supplemental Indenture dated as of April 9, 2008, a Second Supplemental Indenture dated as of November 14, 2011, a Third Supplemental Indenture dated as of September 24, 2014, a Fourth Supplemental Indenture dated as of December 5, 2014, a Fifth Supplemental Indenture dated as of December 30, 2014 and a Sixth Supplemental Indenture dated as of January 13, 2017; and (b) guarantees of the JPMCFC Notes (as defined below) by the Company (the “Guarantees”); and (ii) JPMCFC’s Global Medium-Term Notes, Series A (the “JPMCFC Notes” and together with the Company Notes, the “Notes”), which will be fully and unconditionally guaranteed by the Company, to be issued from time to time pursuant to an Indenture dated as of February 19, 2016 among JPMCFC, the Company and Deutsche Bank Trust Company Americas, as trustee.

We hereby consent to any reference to us, in our capacity as special tax counsel to the Company and JPMCFC, or any opinion of ours delivered in that capacity, in a pricing supplement relating to the offer and sale of any particular Notes and any related Guarantees prepared and filed by the Company and/or JPMCFC with the Commission on this date or a future date.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP